EXHIBIT 99.1

Perceptron Names Bill Roeschlein Interim Vice President, Finance and Chief Financial Officer

PLYMOUTH, Mich., Jan. 07, 2020 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ: PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced that Bill Roeschlein has been named Interim Vice President, Finance and Chief Financial Officer, effective January 7, 2020.  Mr. Roeschlein will report directly to Jay Freeland, Chairman of the Board and Interim President and Chief Executive Officer.  The Company plans to initiate a search for a permanent CFO under the guidance and direction of Perceptron’s Board of Directors.

"Perceptron is a well-established brand in the global metrology market, one led by a first-class board of directors committed to maximizing shareholder value,” stated Bill Roeschlein, Interim Vice President, Finance and Chief Financial Officer of Perceptron.  “I am excited to join the management team as together we position the Company for its next phase of growth.”

“Bill is an outstanding talent, one whose experience as a former CFO of several publicly-traded technology companies position him as an ideal interim fit during this transitional period,” stated Jay Freeland, Chairman and Interim President and CEO of Perceptron.  “At a strategic level, we remain focused on a combination of targeted sales growth and cost reductions throughout our organizational structure, the combination of which position us to drive margin expansion moving forward.”

Mr. Roeschlein has over 25 years of experience leading finance organizations at companies of all sizes.  Previously, he served as Chief Financial Officer for Intermolecular until its recent acquisition by Merck KGaA, Darmstadt, Germany.  Earlier, he served as Chief Financial Officer for Power Integrations and Selectica, Inc., both formerly listed public companies.  He has also served in multiple finance leadership roles with other global companies.  He started his career at Coopers & Lybrand after receiving his BA in Business from UCLA.  Mr. Roeschlein also has an MBA from Cornell University.

About Perceptron®

Perceptron (NASDAQ: PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive, aerospace and other manufacturing companies rely on Perceptron's metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain and the United Kingdom.  For more information, please visit www.perceptron.com.

Safe Harbor Statement

Certain statements in this press release may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including our expectation as to our fiscal year 2020 and future results, operating data, new order bookings, revenue, expenses, net income and backlog levels, trends affecting our future revenue levels, the rate of new orders, the timing of revenue and net income increases from new products which we have recently released or have not yet released, the timing of the introduction of new products and our ability to fund our fiscal year 2020 and future cash flow requirements.  Whenever possible, we have identified these forward-looking statements by words such as “target,” “will,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook,” “guidance” or similar expressions.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements.  While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made.  Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.  Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those listed in “Item 1A: Risk Factors” of our Annual Report on Form 10-K for fiscal 2019.  Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

Contact:
Investor Relations
investors@perceptron.com